UNITED STATES
                     SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C. 20549

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                                 FORM 8-K

                             CURRENT REPORT
  Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

    Date of Report (Date of earliest event reported) March 28, 2004

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                    HOLLYWOOD ENTERTAINMENT CORPORATION
          (Exact name of registrant as specified in its charter)

      Oregon                      0-21824            93-0981138
  (State or other               (Commission         (IRS Employer
    jurisdiction                 File Number)     Identification No.)
  of incorporation)


             9275 SW Peyton Lane, Wilsonville, Oregon 97070
          (Address of principal executive offices and zip code)

                              (503) 570-1600
          Registrant's telephone number, including area code

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Item 5.  Other Events.

On March 28, 2004, Hollywood Entertainment Corporation (the "Company") entered into an agreement and plan of merger (the "Merger Agreement") with Carso Holdings Corporation ("Holdings") and its wholly owned subsidiary. Holdings is a wholly owned subsidiary of Leonard Green & Partners, L.P. ("LGP"), a private equity firm that manages more than $3.6 billion of private equity capital. A copy of the Merger Agreement is attached as exhibit 2.1. If the Merger Agreement is approved by the Company's shareholders at a special shareholder meeting and if the other conditions in the Merger Agreement are met, Holding's wholly owned subsidiary will merge into the Company, with the Company surviving, and each share of Company common stock will be converted into the right to receive $14.00. The Company's March 29, 2004 press release announcing its entry into the Merger Agreement is attached as exhibit 99.1. The equity financing necessary for the transaction has been fully committed by a wholly owned subsidiary of LGP and the debt financing necessary for the transaction has been fully committed by affiliates of UBS AG. The commitment letter from UBS is attached as exhibit 99.2.


Item 7.  Financial Statements, Pro Forma Financial Information
         And Exhibits.

(c) Exhibits.

2.1 Agreement and Plan of Merger dated March 28, 2004 by and among Hollywood Entertainment Corporation, Carso Holding Corporation and Cosar Corporation.

99.1   Press Release dated March 29, 2004 titled "Hollywood
       Entertainment Corporation Signs Definitive Merger Agreement; Shareholders to Receive $14.00 per Share in Cash."

99.2   Bank and Bridge Facilities Commitment Letter from UBS Loan
       Finance LLC and UBS Securities LLC.


SIGNATURES

Pursuant to the requirements of the Securities Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                 HOLLYWOOD ENTERTAINMENT CORPORATION
                           (Registrant)

          March 29, 2004          /s/ Timothy R. Price
          ----------------         ---------------------
          Date                     Timothy R. Price
                                   Chief Financial Officer


EXHIBIT INDEX

Exhibit Number     Description
--------------     ------------------------------------------------------

2.1	           Agreement and Plan of Merger dated March 28, 2004 by
                   and among Hollywood Entertainment Corporation, Carso Holding Corporation and Cosar Corporation.

99.1 Press Release dated March 29, 2004 titled "Hollywood Entertainment Corporation Signs Definitive Merger Agreement; Shareholders to Receive $14.00 per Share in Cash."

99.2 Bank and Bridge Facilities Commitment Letter from UBS Loan Finance LLC and UBS Securities LLC.